UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contact:                 Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Independent Proxy Advisory Firm Recommends Shareholders Support Orthofix Board And Oppose Activist Hedge Fund’s Proposals

PROXY Governance supports Orthofix Board of Directors; concludes dissident campaign has a “profound absence of a plan to effect a credible recovery”

BOSTON, March 18, 2009– Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that the independent proxy advisory firm PROXY Governance, Inc. has recommended that Orthofix shareholders reject each of the proposals put forth by dissident shareholder Ramius in their ongoing proxy contest.

In its report issued today PROXY Governance stated, “The problem with the dissident campaign is not an inability to evaluate what went wrong, but the profound absence of a plan to effect a credible recovery.”

After hearing presentations from both Orthofix and Ramius on the activist hedge fund’s proposal to remove four highly-qualified members of the Orthofix Board of Directors, PROXY Governance concluded that the Board “has made credible changes in executive management which have resulted in demonstrable improvements in both the immediate financial results and the longer term market proposition of the troubled acquisition.”

“We are pleased with today’s decision by PROXY Governance in favor of the Company’s slate.  It was clearly the right decision given the facts,” said Alan Milinazzo, Orthofix CEO. “We urge shareholders to consider the conclusion reached by PROXY Governance and vote the Company’s BLUE proxy card.”

PROXY Governance independently evaluates proxy issues and makes voting recommendations on an issue-by-compay basis, considering a company’s performance record, business environment, management strength, corporate governance and other factors.

PROXY Governance concluded that “the board and its management team have articulated a clear plan for recovery, with milestones and key metrics along the way, and appear to be tightly focused on execution.”

On the other hand, Orthofix believes Ramius’ statements to the Company’s shareholders and their conduct throughout this proxy contest exhibit a flip-flopping of position on major matters, such as whether Blackstone should be sold or not. In launching this contest on December 3, 2008, Ramius made the sale of Blackstone a crucial part of its argument to shareholders, stating that the company should immediately “explore and execute a sale of Blackstone at the highest possible price.” However, by late February when Ramius filed its definitive proxy statement, the firm signaled a major departure from its original position on Blackstone, stating, “the Ramius Nominees have no present plans to pursue specific strategies at this time…”.

Ramius has been an Orthofix shareholder for less than six months and holds only about five percent of the Company’s total shares, but seeks 4 of the 10 Orthofix Board seats in this proxy contest.

Orthofix continues to urge its shareholders to vote on the BLUE proxy card as recommended by the Board of Directors and as also recommended by PROXY Governance.

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Important Additional Information

Orthofix International N.V. (“Orthofix”) has filed a definitive proxy statement, dated February 26, 2009, with the SEC in connection with a special general meeting of shareholders of Orthofix to be held on April 2, 2009 at which Ramius Capital and certain of its affiliates propose to make changes to the composition of Orthofix's board of directors. SHAREHOLDERS ARE URGED TO READ ORTHOFIX'S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY ORTHOFIX WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the proxy statement and other materials filed by Orthofix with the SEC at the SEC's website at  www.sec.gov, at Orthofix's website at www.orthofix.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix and its directors and certain executive officers are participants in the solicitation of proxies in connection with the special general meeting of shareholders. The names of such persons are: James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson, Bradley R. Mason, Raymond C. Kolls, J.D., and Michael M. Finegan. Information regarding such participants, as well as each such person's respective interests in Orthofix (whether through ownership of Orthofix securities or otherwise), is set forth in Orthofix's definitive proxy statement dated February 26, 2009, which may be obtained free of charge at the SEC's website at www.sec.gov, Orthofix's website at www.orthofix.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).